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                                                                     EXHIBIT 8.1

                               November 25, 1998



Lycos, Inc.
400-2 Totten Pond Road
Waltham, MA  02451

Ladies and Gentlemen:

     This opinion is being delivered to you in accordance with Section 6.7 of the Agreement and Plan of Merger and Reorganization dated as of November 25, 1998 (the "Merger Agreement") by and among Lycos, Inc., a Delaware corporation ("Parent"), BF Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), Wired Ventures, Inc., a Delaware corporation (the "Company") and H.W. Jesse Jr., Louis Rossetto and Paul J. Salem, as stockholder representatives. Pursuant to the terms of the Merger Agreement, Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly-owned subsidiary of Parent.

     Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a)  the Merger Agreement;

     (b) those certain tax representation letters dated November 24, 1998 and November 18, 1998, delivered to us by Parent and Sub, and the Company, respectively, containing certain representations of Parent, Sub, and the Company (the "Tax Representation Letters");

     (c) Form S-4 registration statement filed in connection with the Merger (the "Registration Statement"); and
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     (d)  such other instruments and documents related to the formation, organization, and operation of Parent, Sub, and the Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     2. All statements, covenants, representations, and warranties made or agreed to by Parent, Sub, and the Company, their managements, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     3. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     4. The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification;

     6. The opinion, dated November 25, 1998, from Cooley Godward LLP with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code has been delivered and has not been withdrawn.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions, and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code.

     In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax consequences contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal
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Income Tax Consequences" contained in the Registration Statement, and are of the opinion that the discussion fairly presents the material federal income tax consequences to Parent, the Company and the Company's shareholders as a result of the Merger.

     We consent to the reference to our firm under the captions "Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement, except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to any particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations, non-United States persons, and stockholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to the Merger if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any material provision thereof. To the extent that any of the statements, covenants, representations, warranties, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion represents only our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency, or other governmental body. The conclusions are based on the Code, judicial decisions, administrative regulations, and published rulings existing on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion is being delivered by us in our capacity as counsel to the Parent, for the
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purpose of satisfying the conditions set forth in Section 6.7(c) of the Merger
Agreement and for the purpose of being included as an exhibit to the Registration Statement. It is intended for the benefit of Parent, and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

                                 Very truly yours,



                                 HUTCHINS, WHEELER & DITTMAR,
                                 A Professional Corporation